UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2011

_______________

DIGITAL POWER CORPORATION
 (Exact name of registrant as specified in its charter)

California	1-12711	94-1721931
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

41324 Christy Street, Fremont, CA 94538-3158
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Digital Power Corporation (the “Company”) granted Amos Kohn, the President and Chief Executive Officer of the Company, an option to purchase 100,000 shares of the Company’s common stock, subject to the terms and conditions of the Company’s 2002 Stock Option Plan, as discussed below.

The Employment Agreement, dated as of June 1, 2008, between the Company and Mr. Kohn (the “Employment
Agreement”) provides that he was to be granted an option to purchase 100,000 shares of the Company’s common stock if (1) certain performance goals of the Company were met during the year ended December 31, 2010 and (2) Mr. Kohn served continuously as the Company’s President and Chief Executive Officer through June 30, 2011. Mr. Kohn met the performance goals during the year ending December 31, 2010 and did serve continuously as the Company’s President and Chief Executive Officer through June 30, 2011, and continues to serve in such capacity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

/s/ Amos Kohn
By: Amos Kohn
Title: President & Chief Executive Officer

Dated: September 15, 2011

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